HealthEquity Reports First Quarter Ended April 30, 2022 Financial Results
Highlights of the first quarter include:
•Revenue of $205.7 million, an increase of 12% compared to $184.2 million in Q1 FY22.
•Net loss of $13.6 million, compared to $2.6 million in Q1 FY22, with non-GAAP net income of $22.7 million, a decrease of 27% compared to $31.0 million in Q1 FY22.
•Net loss per diluted share of $0.16, compared to $0.03 in Q1 FY22, with non-GAAP net income per diluted share of $0.27, compared to $0.38 in Q1 FY22.
•Adjusted EBITDA of $58.3 million, a decrease of 1% compared to $59.0 million in Q1 FY22.
•7.4 million HSAs, an increase of 26% compared to Q1 FY22.
•Total HSA Assets of $20.3 billion, an increase of 35% compared to Q1 FY22.
•14.5 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 13% compared to Q1 FY22.
•The Company closed its acquisition of the HealthSavings HSA portfolio on March 2, 2022.

Draper, Utah – June 6, 2022 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its first quarter ended April 30, 2022.
"We started fiscal year 2023 with record new HSA sales for a first quarter and overall highs for Total HSA Assets, HSAs, Total Accounts, and quarterly revenue," said Jon Kessler, President and CEO of HealthEquity. "With the benefit of an improved economy and higher interest rates, we are off to a fast start for the fiscal year and are well-positioned to outpace the market and deliver strong revenue and adjusted EBITDA in fiscal 2023."
First quarter financial results
Revenue for the first quarter ended April 30, 2022 was $205.7 million, an increase of 12% compared to $184.2 million for the first quarter ended April 30, 2021. Revenue this quarter included: service revenue of $104.3 million, custodial revenue of $59.4 million, and interchange revenue of $42.0 million.
HealthEquity reported a net loss of $13.6 million, or $0.16 per diluted share, and non-GAAP net income of $22.7 million, or $0.27 per diluted share, for the first quarter ended April 30, 2022. The Company reported a net loss of $2.6 million, or $0.03 per diluted share, and non-GAAP net income of $31.0 million, or $0.38 per diluted share, for the first quarter ended April 30, 2021.
Adjusted EBITDA was $58.3 million for the first quarter ended April 30, 2022, a decrease of 1% compared to the first quarter ended April 30, 2021. Adjusted EBITDA was 28% of revenue, compared to 32% for the fiscal quarter ended April 30, 2021.
Account and asset metrics
HealthEquity reported sales of 159,000 new HSAs in the first quarter ended April 30, 2022, compared to 115,000 in the first quarter ended April 30, 2021. HSAs as of April 30, 2022 were 7.4 million, an increase of 26% year over year, including 506,000 HSAs with investments, an increase of 36% year over year. Total Accounts as of April 30, 2022 were 14.5 million, including 7.1 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of April 30, 2022 were $20.3 billion, an increase of 35% year over year. Total HSA Assets included $12.9 billion of HSA cash and $7.3 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of April 30, 2022.
HealthSavings HSA portfolio acquisition
In March 2022, we acquired the Health Savings Administrators, L.L.C., HSA portfolio, which consisted of $1.3 billion of HSA Assets held in approximately 87,000 HSAs, for a purchase price of $60 million in cash.
Business outlook
For the fiscal year ending January 31, 2023, management expects revenues of $827 million to $837 million. Its outlook for net loss is between $51 million and $43 million, resulting in net loss of $0.61 to $0.51 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $103 million and $111 million, resulting in non-GAAP net income per diluted share of $1.23 to $1.32 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $249 million to $259 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, June 6, 2022 to discuss the first quarter 2023 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 6370704. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2022	January 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$161,247	$225,414
Accounts receivable, net of allowance for doubtful accounts of $6,542 and $6,228 as of April 30, 2022 and January 31, 2022, respectively	86,003	87,428
Other current assets	31,673	38,495
Total current assets	278,923	351,337
Property and equipment, net	21,003	23,372
Operating lease right-of-use assets	62,599	63,613
Intangible assets, net	1,007,864	973,137
Goodwill	1,645,836	1,645,836
Other assets	48,842	49,807
Total assets	$3,065,067	$3,107,102
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,661	$27,541
Accrued compensation	33,405	47,136
Accrued liabilities	47,840	57,589
Current portion of long-term debt	10,938	8,750
Operating lease liabilities	11,807	12,171
Total current liabilities	117,651	153,187
Long-term liabilities
Long-term debt, net	918,514	922,077
Operating lease liabilities, non-current	64,344	65,232
Other long-term liabilities	13,919	14,185
Deferred tax liability	95,376	99,846
Total long-term liabilities	1,092,153	1,101,340
Total liabilities	1,209,804	1,254,527
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 84,365 and 83,780 shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	8	8
Additional paid-in capital	1,692,835	1,676,508
Accumulated earnings	162,420	176,059
Total stockholders’ equity	1,855,263	1,852,575
Total liabilities and stockholders’ equity	$3,065,067	$3,107,102

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive loss (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2022	2021
Revenue
Service revenue	$104,348	$102,534
Custodial revenue	59,365	46,978
Interchange revenue	41,966	34,690
Total revenue	205,679	184,202
Cost of revenue
Service costs	80,874	70,632
Custodial costs	6,641	5,009
Interchange costs	6,991	5,445
Total cost of revenue	94,506	81,086
Gross profit	111,173	103,116
Operating expenses
Sales and marketing	16,560	14,086
Technology and development	45,183	35,469
General and administrative	23,727	20,687
Amortization of acquired intangible assets	23,698	19,814
Merger integration	9,294	8,807
Total operating expenses	118,462	98,863
Income (loss) from operations	(7,289)	4,253
Other expense
Interest expense	(10,461)	(6,689)
Other expense, net	(301)	(3,630)
Total other expense	(10,762)	(10,319)
Loss before income taxes	(18,051)	(6,066)
Income tax benefit	(4,412)	(3,451)
Net loss and comprehensive loss	$(13,639)	$(2,615)
Net loss per share:
Basic	$(0.16)	$(0.03)
Diluted	$(0.16)	$(0.03)
Weighted-average number of shares used in computing net loss per share:
Basic	84,022	81,747
Diluted	84,022	81,747

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(13,639)	$(2,615)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,486	31,768
Stock-based compensation	13,986	12,799
Amortization of debt discount and issuance costs	812	1,228
Other non-cash items	—	893
Deferred taxes	(4,470)	3,243
Changes in operating assets and liabilities:
Accounts receivable, net	1,425	(475)
Other assets	7,317	2,249
Operating lease right-of-use assets	2,034	3,369
Accrued compensation	(13,731)	(17,748)
Accounts payable, accrued liabilities, and other current liabilities	(24,056)	(381)
Operating lease liabilities, non-current	(1,821)	(2,308)
Other long-term liabilities	(266)	(1,104)
Net cash provided by operating activities	7,077	30,918
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(13,635)	(15,469)
Purchases of property and equipment	(1,155)	(2,490)
Acquisition of intangible member assets	(59,413)	(309)
Acquisitions, net of cash acquired	—	(49,533)
Net cash used in investing activities	(74,203)	(67,801)
Cash flows from financing activities:
Principal payments on long-term debt	(2,187)	(15,625)
Settlement of client-held funds obligation, net	2,335	(353)
Proceeds from exercise of common stock options	2,811	4,189
Proceeds from follow-on equity offering, net of payments for offering costs	—	456,642
Net cash provided by financing activities	2,959	444,853
Increase (decrease) in cash and cash equivalents	(64,167)	407,970
Beginning cash and cash equivalents	225,414	328,803
Ending cash and cash equivalents	$161,247	$736,773

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Three months ended April 30,
(in thousands)	2022	2021
Supplemental cash flow data:
Interest expense paid in cash	$15,496	$4,988
Income tax payments (refunds), net	55	(4,852)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	2,917	3,982
Purchases of property and equipment included in accounts payable or accrued liabilities	1,165	765
Purchases of intangible member assets included in accounts payable or accrued liabilities	1,305	—
Contingent consideration recognized at acquisition	—	8,147
Exercise of common stock options receivable	—	5
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss is as follows:

	Three months ended April 30,
(in thousands)	2022	2021
Cost of revenue	$3,007	$2,403
Sales and marketing	2,014	2,188
Technology and development	3,380	3,013
General and administrative	5,585	5,195
Other expense, net (1)	—	342
Total stock-based compensation expense	$13,986	$13,141
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2022	April 30, 2021	% Change	January 31, 2022
HSAs	7,359	5,846	26%	7,207
New HSAs from sales - Quarter-to-date	159	115	38%	472
New HSAs from sales - Year-to-date	159	115	38%	918
New HSAs from acquisitions - Year-to-date	90	—	n/a	740
HSAs with investments	506	371	36%	455
CDBs	7,095	6,986	2%	7,192
Total Accounts	14,454	12,832	13%	14,399
Average Total Accounts - Quarter-to-date	14,427	12,870	12%	14,326
Average Total Accounts - Year-to-date	14,427	12,870	12%	13,450

HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2022	April 30, 2021	% Change	January 31, 2022
HSA cash	$12,935	$10,026	29%	$12,943
HSA investments	7,330	4,987	47%	6,675
Total HSA Assets	20,265	15,013	35%	19,618
Average daily HSA cash - Year-to-date	12,910	10,051	28%	10,579
Average daily HSA cash - Quarter-to-date	12,910	10,051	28%	12,118
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2022	April 30, 2021	% Change	January 31, 2022
Client-held funds	$872	$903	(3)%	$897
Average daily Client-held funds - Year-to-date	865	899	(4)%	842
Average daily Client-held funds - Quarter-to-date	865	899	(4)%	822
Reconciliation of net loss to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2022	2021
Net loss	$(13,639)	$(2,615)
Interest income	(52)	(408)
Interest expense	10,461	6,689
Income tax benefit	(4,412)	(3,451)
Depreciation and amortization	15,788	11,954
Amortization of acquired intangible assets	23,698	19,814
Stock-based compensation expense	13,986	12,799
Merger integration expenses	9,294	8,807
Acquisition costs (1)	6	5,939
Amortization of incremental costs to obtain a contract	1,067	1,272
Costs associated with unused office space	1,294	—
Other	844	(1,826)
Adjusted EBITDA	$58,335	$58,974
(1)For the three months ended April 30, 2021, acquisition costs included $0.3 million of stock-based compensation expense.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2023
Net loss	$(51) - (43)
Interest expense	43
Income tax benefit	(17) - (15)
Depreciation and amortization	64
Amortization of acquired intangible assets	97
Stock-based compensation expense	73
Merger integration expenses	31
Amortization of incremental costs to obtain a contract	4
Costs associated with unused office space	5
Adjusted EBITDA	$249 - 259

Reconciliation of net loss to non-GAAP net income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2022	2021
Net loss	$(13,639)	$(2,615)
Income tax benefit	(4,412)	(3,451)
Loss before income taxes - GAAP	(18,051)	(6,066)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,698	19,814
Stock-based compensation expense	13,986	12,799
Merger integration expenses	9,294	8,807
Acquisition costs	6	5,939
Costs associated with unused office space	1,294	—
Total adjustments to loss before income taxes - GAAP	48,278	47,359
Income before income taxes - Non-GAAP	30,227	41,293
Income tax provision - Non-GAAP (1)	7,557	10,323
Non-GAAP net income	22,670	30,970

Diluted weighted-average shares	84,022	81,747
Non-GAAP net income per diluted share	$0.27	$0.38
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net loss outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2023
Net loss	$(51) - (43)
Income tax benefit	(17) - (15)
Loss before income taxes - GAAP	(68) - (58)
Non-GAAP adjustments:
Amortization of acquired intangible assets	97
Stock-based compensation expense	73
Merger integration expenses	31
Costs associated with unused office space	5
Total adjustments to loss before income taxes - GAAP	206
Income before income taxes - Non-GAAP	138 - 148
Income tax provision - Non-GAAP (1)	35 - 37
Non-GAAP net income	103 - 111

Diluted weighted-average shares	84
Non-GAAP net income per diluted share (2)	$1.23 - 1.32
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.